Exhibit 99

CBS CORPORATION REPORTS THIRD QUARTER 2015 RESULTS
Revenues of $3.3 Billion
Operating Income of $753 Million, Up 1%
EPS of $.88, Up 19%

NEW YORK, November 3, 2015 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the third quarter of 2015, including growth in operating income and record diluted earnings per share (“EPS”).
“Thanks to the strength of our great content, CBS continues to have a winning hand,” said Sumner Redstone, Executive Chairman, CBS Corporation. “Les and his team are capitalizing on all of the opportunities before us, and I’m confident they are setting the Company up for continued, long-term growth.”

“During the third quarter, we once again grew our profit and EPS while continuing to increase our investment in content and new distribution services,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation. “I’m particularly pleased with the gains we’re seeing in network advertising, including underlying ad growth in the third quarter and even better pricing here in the fourth. Plus, having sold less inventory in the Upfront, we stand to benefit throughout this television season as we sell our #1 network in a very robust scatter marketplace. Add to that CBS’s broadcast of Super Bowl 50 in February and the upcoming presidential election, you can see why we feel very good about advertising in 2016. At the same time, our nonadvertising revenue continues to grow even faster, led by retransmission consent and reverse compensation, which were up 50% in the third quarter and are well on their way to exceeding $1 billion next year. Looking ahead, as viewers increasingly want to access and pay for content in new ways, we see continued increases in subscription revenue from our in-house over-the-top services at CBS and Showtime, as well as those from outside distribution partners. The good news is, no matter how quickly the industry changes — from big bundles to 'skinny' ones to a la carte — CBS is positioned to succeed.”

Third Quarter 2015 Results
Revenues were $3.26 billion for the third quarter of 2015 compared with $3.37 billion for the same prior-year period, primarily reflecting the timing of television licensing sales and decreases in lower-margin revenues, including the nonrenewal of a sports contract and lower pay-per-view revenues. Meanwhile, revenues for this year's third quarter benefited from growth in underlying network advertising, as well as 9% higher affiliate and subscription fees, including a 50% increase in revenues from retransmission consent and CBS Television Network-affiliated television stations.
Operating income of $753 million for the third quarter of 2015 grew from adjusted operating income of $746 million for the same prior-year period. This increase reflects growth in high-margin affiliate and subscription fee revenues, which were offset by lower profits from television licensing.
Net earnings from continuing operations of $426 million for the third quarter of 2015 rose from adjusted net earnings from continuing operations of $400 million for the same prior-year period. The increase was driven by higher operating income and lower losses from foreign exchange rate changes.
Net earnings from continuing operations per diluted share for the third quarter of 2015 rose to $.88 compared with adjusted net earnings from continuing operations per diluted share of $.74 for the same quarter in 2014. Weighted average shares outstanding were 484 million in this year’s third quarter, down from 541 million in the prior-year period, mainly as a result of the Company’s ongoing share repurchase program.
For the third quarter of 2014, adjusted results exclude restructuring charges of $26 million ($16 million, net of tax), an impairment charge of $52 million ($74 million, including tax provision), a pre-tax loss on early extinguishment of debt of $352 million ($219 million, net of tax), and a discrete tax item of $19 million. Also for the third quarter of 2014, reported operating income was $668 million, and reported net earnings from continuing operations was $72 million, or $.13 per diluted share. For the third quarter of 2015, no adjustments were made to reported results.
Net earnings per diluted share of $3.03 for the third quarter of 2014 includes a gain of $1.56 billion, or $2.88 per diluted share, recognized in connection with the split-off of CBS Outdoor Americas Inc.

Free Cash Flow, Balance Sheet and Liquidity
For the third quarter of 2015, free cash flow was an outflow of $289 million compared with an outflow of $400 million in the same prior-year period. For the first nine months of 2015, free cash flow grew to $546 million compared with $124 million for the same prior-year period, and operating cash flow from continuing operations was $650 million compared with $236 million in 2014. These increases reflect premiums paid in 2014 in connection with the Company's debt refinancing and higher collections from television licensing arrangements.
During the third quarter of 2015, the Company issued $800 million of 4.00% senior notes due 2026 and used the net proceeds from this offering for general corporate purposes, including the repurchase of CBS Corp. Class B Common Stock and the repayment of short-term borrowings, including commercial paper.
Repurchase of Company Stock
During the third quarter of 2015, the Company repurchased 10.6 million shares of its Class B Common Stock for $500 million. Year-to-date through September 30, 2015, the Company repurchased 41.0 million shares of its Class B Common Stock for $2.30 billion.
Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type, operating income (loss) excluding restructuring charges and impairment charges by segment (“Segment Operating Income”), and depreciation and amortization by segment for the three and nine months ended September 30, 2015, and 2014.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues by Segment	2015	2014	2015	2014
Entertainment	$1,932	$1,911	$5,978	$6,049
Cable Networks	526	624	1,680	1,677
Publishing	203	199	547	563
Local Broadcasting	638	680	1,888	1,971
Eliminations	(42)	(47)	(117)	(135)
Total Revenues	$3,257	$3,367	$9,976	$10,125

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues by Type	2015	2014	2015	2014
Advertising	$1,481	$1,548	$4,859	$5,057
Content licensing and distribution	1,046	1,141	2,889	3,117
Affiliate and subscription fees	664	608	2,044	1,761
Other	66	70	184	190
Total Revenues	$3,257	$3,367	$9,976	$10,125

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Segment Operating Income (Loss)	2015	2014	2015	2014
Entertainment	$339	$302	$947	$1,063
Cable Networks	246	266	717	733
Publishing	43	42	80	76
Local Broadcasting	174	192	533	586
Corporate	(49)	(56)	(181)	(191)
Adjusted Operating Income	753	746	2,096	2,267
Restructuring charges	—	(26)	(55)	(26)
Impairment charge	—	(52)	—	(52)
Total Operating Income	$753	$668	$2,041	$2,189

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Depreciation and Amortization	2015	2014	2015	2014
Entertainment	$31	$33	$95	$105
Cable Networks	5	6	17	17
Publishing	1	1	4	4
Local Broadcasting	20	22	60	66
Corporate	8	6	23	18
Total Depreciation and Amortization	$65	$68	$199	$210

Entertainment (CBS Television Network, CBS Television Studios, CBS Global Distribution Group, CBS Interactive, and CBS Films)
Entertainment revenues rose 1% to $1.93 billion for the third quarter of 2015 compared with $1.91 billion for the same prior-year period, primarily reflecting a 55% increase in affiliate and subscription fees. Network advertising revenues were up 1% despite the broadcast of fewer sporting events on the CBS Television Network. Content licensing and distribution revenues decreased 3%, primarily reflecting the timing of television licensing sales.
Entertainment operating income for the third quarter of 2015 was $339 million, up 12% from $302 million for the same prior-year period, driven by growth in higher margin revenues, which were partially offset by an increased investment in programming and digital distribution initiatives.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues for the third quarter of 2015 were $526 million compared with $624 million for the same prior-year period, which included significant domestic streaming sales of Dexter and Californication and higher revenues from pay-per-view boxing events. An increase in affiliate and subscription fees, reflecting growth in rates and revenues from new digital distribution platforms, partially offset the decline.
Cable Networks operating income for the third quarter of 2015 was $246 million compared with $266 million for the same prior-year period, primarily reflecting the lower revenues. The decline was partially offset by lower programming costs that were mainly associated with pay-per-view boxing events.
Publishing (Simon & Schuster)
Publishing revenues for the third quarter of 2015 grew 2% to $203 million from $199 million for the same prior-year period. Digital revenues represented 25% of Publishing’s total revenues for the third quarter of 2015. Best-selling titles included The Survivor by Vince Flynn and Kyle Mills and Plunder and Deceit by Mark R. Levin, as well as the continued success of the Pulitzer Prize-winning 2014 release, All the Light We Cannot See by Anthony Doerr.
Publishing operating income of $43 million for the third quarter of 2015 increased 2% from $42 million in the third quarter of 2014, primarily reflecting the revenue increase.

Local Broadcasting (CBS Television Stations and CBS Radio)
Local Broadcasting revenues of $638 million for the third quarter of 2015 decreased 6% from $680 million in the same prior-year period. CBS Television Stations revenues declined 7% from a year ago, as a result of the benefit to 2014 from the midterm elections and the broadcast of fewer sporting events on CBS in 2015. Growth in affiliate fees partially offset the decline. CBS Radio revenues decreased 6%, reflecting several noncomparable items, including fewer stations and lower political revenues, as well as continued softness in the radio advertising marketplace.
Local Broadcasting operating income for the third quarter of 2015 was down 9% to $174 million from $192 million for the same prior-year period, primarily because of the revenue decline, which was partially offset by the recent cost-cutting measures the Company put in place.
Corporate
Corporate expenses for the third quarter of 2015 decreased $7 million to $49 million from $56 million for the same prior-year period, mainly because of lower employee-related costs.

About CBS Corporation
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -“the Eye” - one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), CBS Television Studios, CBS Global Distribution Group (CBS Studios International and CBS Television Distribution), CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s programming; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and Chief Communications Officer	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock
Executive Vice President of Communications
(212) 975-1077
dlmcclintock@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues	$3,257	$3,367	$9,976	$10,125
Operating income	753	668	2,041	2,189
Interest expense	(102)	(89)	(289)	(276)
Interest income	6	4	18	10
Loss on early extinguishment of debt	—	(352)	—	(352)
Other items, net	(4)	(21)	(4)	(10)
Earnings from continuing operations before income taxes	653	210	1,766	1,561
Provision for income taxes	(211)	(110)	(579)	(561)
Equity in loss of investee companies, net of tax	(16)	(28)	(35)	(48)
Net earnings from continuing operations	426	72	1,152	952
Net earnings from discontinued operations, net of tax	—	1,567	—	1,594
Net earnings	$426	$1,639	$1,152	$2,546

Basic net earnings per common share:
Net earnings from continuing operations	$.89	$.14	$2.36	$1.69
Net earnings from discontinued operations	$—	$2.95	$—	$2.84
Net earnings	$.89	$3.08	$2.36	$4.53

Diluted net earnings per common share:
Net earnings from continuing operations	$.88	$.13	$2.33	$1.66
Net earnings from discontinued operations	$—	$2.90	$—	$2.78
Net earnings	$.88	$3.03	$2.33	$4.44

Weighted average number of common shares outstanding:
Basic	480	532	489	562
Diluted	484	541	495	574

Dividends per common share	$.15	$.15	$.45	$.39

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	September 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$133	$428
Receivables, net	3,397	3,459
Programming and other inventory	1,420	922
Prepaid expenses and other current assets	605	780
Total current assets	5,555	5,589
Property and equipment	3,226	3,164
Less accumulated depreciation and amortization	1,852	1,731
Net property and equipment	1,374	1,433
Programming and other inventory	1,909	1,817
Goodwill	6,663	6,698
Intangible assets	5,997	6,008
Other assets	2,741	2,527
Total Assets	$24,239	$24,072
Liabilities and Stockholders’ Equity
Accounts payable	$169	$302
Participants’ share and royalties payable	926	999
Program rights	377	404
Commercial paper	303	616
Current portion of long-term debt	20	20
Accrued expenses and other current liabilities	1,637	1,692
Total current liabilities	3,432	4,033
Long-term debt	8,476	6,510
Other liabilities	6,364	6,441
Liabilities of discontinued operations	88	118
Total Stockholders’ Equity	5,879	6,970
Total Liabilities and Stockholders’ Equity	$24,239	$24,072

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Nine Months Ended
	September 30,
	2015	2014
Operating Activities:
Net earnings	$1,152	$2,546
Less: Net earnings from discontinued operations	—	1,594
Net earnings from continuing operations	1,152	952
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	199	210
Impairment charge	—	52
Stock-based compensation	128	117
Equity in loss of investee companies, net of tax and distributions	37	56
Change in assets and liabilities, net of investing and financing activities	(866)	(1,151)
Net cash flow provided by operating activities from continuing operations	650	236
Net cash flow (used for) provided by operating activities from discontinued operations	(27)	52
Net cash flow provided by operating activities	623	288
Investing Activities:
Acquisitions, net of cash acquired	(7)	(27)
Capital expenditures	(104)	(112)
Investments in and advances to investee companies	(58)	(68)
Proceeds from dispositions	75	7
Other investing activities	(8)	3
Net cash flow used for investing activities from continuing operations	(102)	(197)
Net cash flow used for investing activities from discontinued operations	(4)	(271)
Net cash flow used for investing activities	(106)	(468)
Financing Activities:
Repayments of short-term debt borrowings, net	(313)	(44)
Proceeds from issuance of notes, net	1,959	1,729
Repayments of notes and debentures	—	(1,152)
Payment of capital lease obligations	(13)	(13)
Dividends	(228)	(214)
Purchase of Company common stock	(2,345)	(2,830)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(96)	(146)
Proceeds from exercise of stock options	137	237
Excess tax benefit from stock-based compensation	87	227
Net cash flow used for financing activities from continuing operations	(812)	(2,206)
Net cash flow provided by financing activities from discontinued operations	—	2,167
Net cash flow used for financing activities	(812)	(39)
Net decrease in cash and cash equivalents	(295)	(219)
Cash and cash equivalents at beginning of period (includes $29 (2014) of discontinued operations cash)	428	397
Cash and cash equivalents at end of period	$133	$178

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following tables set forth the Company’s Adjusted Operating Income for the nine months ended September 30, 2015 and 2014 and the three months ended September 30, 2014. The Company defines “Adjusted Operating Income” as operating income excluding restructuring charges and impairment charges, where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income”. The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with FASB guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance because they provide a link between profitability and operating cash flow. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company's investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry.
Because Adjusted Operating Income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and are not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings. In addition, the following tables also provide reconciliations of Segment Operating Income for each segment to such segment’s operating income (loss).

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

	Three Months Ended September 30, 2014
	Adjusted Operating Income (Loss)	Restructuring Charges	Impairment Charge	Operating Income (Loss)
Entertainment	$302	$(8)	$—	$294
Cable Networks	266	—	—	266
Publishing	42	(1)	—	41
Local Broadcasting	192	(14)	(52)	126
Corporate	(56)	(3)	—	(59)
Total	$746	$(26)	$(52)	$668
Margin (a)	22%			20%

	Three Months Ended September 30,
	2015	2014
Adjusted Operating Income	$753	$746
Restructuring charges	—	(26)
Impairment charge	—	(52)
Operating income	753	668
Interest expense	(102)	(89)
Interest income	6	4
Loss on early extinguishment of debt	—	(352)
Other items, net	(4)	(21)
Earnings from continuing operations before income taxes	653	210
Provision for income taxes	(211)	(110)
Equity in loss of investee companies, net of tax	(16)	(28)
Net earnings from continuing operations	426	72
Net earnings from discontinued operations	—	1,567
Net earnings	$426	$1,639
(a) Margin is defined as Adjusted Operating Income or operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

	Nine Months Ended September 30, 2015
	Adjusted Operating Income (Loss)	Restructuring Charges	Operating Income (Loss)
Entertainment	$947	$(12)	$935
Cable Networks	717	—	717
Publishing	80	—	80
Local Broadcasting	533	(43)	490
Corporate	(181)	—	(181)
Total	$2,096	$(55)	$2,041
Margin (a)	21%		20%

	Nine Months Ended September 30, 2014
	Adjusted Operating Income (Loss)	Restructuring Charges	Impairment Charge	Operating Income (Loss)
Entertainment	$1,063	$(8)	$—	$1,055
Cable Networks	733	—	—	733
Publishing	76	(1)	—	75
Local Broadcasting	586	(14)	(52)	520
Corporate	(191)	(3)	—	(194)
Total	$2,267	$(26)	$(52)	$2,189
Margin (a)	22%			22%

	Nine Months Ended September 30,
	2015	2014
Adjusted Operating Income	$2,096	$2,267
Restructuring charges	(55)	(26)
Impairment charge	—	(52)
Operating income	2,041	2,189
Interest expense	(289)	(276)
Interest income	18	10
Loss on early extinguishment of debt	—	(352)
Other items, net	(4)	(10)
Earnings from continuing operations before income taxes	1,766	1,561
Provision for income taxes	(579)	(561)
Equity in loss of investee companies, net of tax	(35)	(48)
Net earnings from continuing operations	1,152	952
Net earnings from discontinued operations	—	1,594
Net earnings	$1,152	$2,546
(a) Margin is defined as Adjusted Operating Income or operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow

The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by (used for) operating activities to free cash flow:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net cash flow (used for) provided by operating activities	$(240)	$(336)	$623	$288
Capital expenditures	(58)	(43)	(104)	(112)
Exclude operating cash flow from discontinued operations	(9)	21	(27)	52
Free cash flow	$(289)	$(400)	$546	$124
The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net cash flow (used for) provided by operating activities	$(240)	$(336)	$623	$288
Net cash flow used for investing activities	$(64)	$(319)	$(106)	$(468)
Net cash flow provided by (used for) financing activities	$117	$349	$(812)	$(39)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
2015 and 2014 Adjusted Results
The following tables reconcile adjusted financial results to the reported results included in this earnings release. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, provides a clearer perspective on the current underlying performance of the Company, and adjusting each period’s results on the same basis makes it easier to compare the Company’s year-over-year results.

	Nine Months Ended September 30, 2015
	2015 Reported	Restructuring Charges (a)	2015 Adjusted
Revenues	$9,976	$—	$9,976

Operating income	2,041	55	2,096
Operating income margin (b)	20%		21%
Interest expense	(289)	—	(289)
Interest income	18	—	18
Other items, net	(4)	—	(4)
Earnings from continuing operations before income taxes	1,766	55	1,821
Provision for income taxes	(579)	(22)	(601)
Effective income tax rate	32.8%		33.0%

Equity in loss of investee companies, net of tax	(35)	—	(35)
Net earnings from continuing operations	$1,152	$33	$1,185
Diluted EPS from continuing operations	$2.33	$.07	$2.39
Diluted weighted average number of common shares outstanding	495		495
(a) Restructuring charges at Entertainment and Local Broadcasting primarily for the reorganization of certain business operations and other exit costs.
(b) Operating Income margin is defined as Operating Income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
.

	Three Months Ended September 30, 2014
	2014 Reported	Restructuring Charges (a)	Impairment Charge (b)	Extinguishment of Debt	Tax Item (c)	2014 Adjusted
Revenues	$3,367	$—	$—	$—	$—	$3,367

Operating income	668	26	52	—	—	746
Operating income margin (d)	20%					22%
Interest expense	(89)	—	—	—	—	(89)
Interest income	4	—	—	—	—	4
Loss on early extinguishment of debt	(352)	—	—	352	—	—
Other items, net	(21)	—	—	—	—	(21)
Earnings from continuing operations before income taxes	210	26	52	352	—	640
Provision for income taxes	(110)	(10)	22	(133)	19	(212)
Effective income tax rate	52.4%					33.1%

Equity in loss of investee companies, net of tax	(28)	—	—	—	—	(28)
Net earnings from continuing operations	$72	$16	$74	$219	$19	$400
Diluted EPS from continuing operations	$.13	$.03	$.14	$.40	$.04	$.74
Diluted weighted average number of common shares outstanding	541					541

	Nine Months Ended September 30, 2014
	2014 Reported	Restructuring Charges (a)	Impairment Charge (b)	Extinguishment of Debt	Tax Item (c)	2014 Adjusted
Revenues	$10,125	$—	$—	$—	$—	$10,125

Operating income	2,189	26	52	—	—	2,267
Operating income margin (d)	22%					22%
Interest expense	(276)	—	—	—	—	(276)
Interest income	10	—	—	—	—	10
Loss on early extinguishment of debt	(352)	—	—	352	—	—
Other items, net	(10)	—	—	—	—	(10)
Earnings from continuing operations before income taxes	1,561	26	52	352	—	1,991
Provision for income taxes	(561)	(10)	22	(133)	19	(663)
Effective income tax rate	35.9%					33.3%

Equity in loss of investee companies, net of tax	(48)	—	—	—	—	(48)
Net earnings from continuing operations	$952	$16	$74	$219	$19	$1,280
Diluted EPS from continuing operations	$1.66	$.03	$.13	$.38	$.03	$2.23
Diluted weighted average number of common shares outstanding	574					574
(a) Restructuring charges at Entertainment, Publishing, Local Broadcasting and Corporate primarily for the reorganization of certain business operations and other exit costs.
(b) Reflects a noncash impairment charge to reduce goodwill at Local Broadcasting in connection with a radio station swap.
(c) Reflects the establishment of a tax reserve for the retroactive impact of an uncertain tax position in a foreign jurisdiction.
(d) Operating Income margin is defined as Operating Income or Adjusted Operating Income divided by revenues.